UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

NEXGEN PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 333-137460

Nevada	26-2410685
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2808 Cowan Circle
Las Vegas, NV  89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (866) 446-1869

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 31, 2009, Nexgen Petroleum Corp. (the “Company”) entered into a letter agreement dated August 25, 2009 (the “Letter Agreement”), with Montello Resources Ltd. (“Montello”), which is to be effective as of April 1, 2009.  The Letter Agreement evidences the parties’ mutual agreement with respect to a 7.5% undivided interest to be granted to the Company by Montello pursuant to the terms of an equalization and joint operating agreement entered into among the Company, Montello Resources (USA) Ltd. (a wholly owned subsidiary of Montello), Park Place Energy Corp. and Austin Developments Corp. on August 26, 2008, and dated July 7, 2008 (the “EJO Agreement”).

Pursuant to the terms of the EJO Agreement, the Company was entitled to earn a 15% undivided interest in and to leases C through G set out in Schedule “A” to the EJO Agreement (the “Leases”) upon incurring an aggregate of $1,250,000 in Carried Amounts (as this term is defined in the EJO Agreement).  As at April 1, 2009, the Company had incurred an aggregate of $461,000 of the Carried Amount and had transferred an additional $200,000 to Montello’s current AFE project from the monies set aside by the Company for Montello’s Petrojet AFE project (collectively, the “Payments”).

Pursuant to the Letter Agreement, Montello has agreed that, in consideration for the Payments, the Company has earned an undivided 7.5% interest in and to the Leases.  The Company has agreed to relinquish 0.5% of its 7.5% undivided interest to the Leases in exchange for Montello depositing to the Company’s account an aggregate of $15,000 and Montello has agreed to take all action necessary to deliver to the Company recordable transfers of its 7.0% undivided interest to the Leases.

In addition to the foregoing, pursuant to the Letter Agreement, Montello has agreed to provide the Company with an option to earn a further 7.5% undivided interest in and to the Leases by paying to Montello an additional $400,000 on or before September 30, 2009.  All partial payments of the $400,000 made by Company by or before September 30, 2009, shall entitle the Company to a pro-rated interest of the additional 7.5% undivided interest in and to the Leases.

The foregoing description of the EJO Agreement does not purport to be complete and is qualified in their entirety by reference to the EJO Agreement Agreement, which was attached as Exhibit 10.1 to the Form 10-Q filed on November 14, 2008, and which is incorporated herein by reference.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in their entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2009, Mr. R. Shane Starnes resigned as a director of our Company due to personal reasons.  On September 1, 2009, the Board of Directors accepted Mr. Starnes’ resignation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement between Nexgen Petroleum Corp. and Montello Resources Ltd., dated August 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 10, 2009

NEXGEN PETROLEUM CORP.

By:	/s/ Hsien Loong Wong
Name:	Hsien Loong Wong
Title:	President and Director